SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the  Registrant  |X|
Filed by a Party other than the  Registrant  |_|
Check the appropriate box:

|_|Preliminary Proxy Statement
|_|Confidential,for Use of the Commission Only(as permitted by Rule 14a-6(e)(2)) |X|Definitive Proxy Statement
|_|Definitive  Additional Materials
|_|Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                DAY RUNNER, INC.
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:________
        _______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:___________


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________

    (4) Proposed maximum aggregate value of transaction:_______________________

    (5) Total fee paid:________________________________________________________

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is  offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:________________________________________________
    (2) Form, Schedule or Registration Statement No.:__________________________
    (3) Filing party:__________________________________________________________
    (4) Date filed:____________________________________________________________

                                DAY RUNNER, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 March 17, 1998


         NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders (the "Special Meeting") of Day Runner, Inc., a Delaware corporation (the "Company"), will be held Tuesday, March 17, 1998, at 9:00 a.m., California time, at the executive offices of the Company located at 15295 Alton Parkway, Irvine, California 92618, for the following purposes, as more fully described in the attached Proxy Statement:

                  1. To amend the Certificate of Incorporation of the Company to
(i) effect a two-for-one stock split of the outstanding shares of the Company's Common Stock and (ii) increase the number of authorized shares of the Company's Common Stock, par value $0.001 per share, from 14,000,000 to 29,000,000 shares.

                  2. To transact such other business as may properly come before the Special Meeting and any adjournment(s) thereof.

         Only record holders of Common Stock at the close of business on February 10, 1998 are entitled to notice of, and to vote at, the Special Meeting and at any adjournment(s) thereof.

         All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting in person, in order to ensure your representation at the Special Meeting, please mark, sign and date the enclosed proxy card and return it as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may vote in person even if such stockholder has returned a proxy.


                                             By Order of the Board of Directors


                                             Catherine F. Ratcliffe
                                             Secretary

Irvine, California
February 12, 1998

                                DAY RUNNER, INC.

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Day Runner, Inc. ("Day Runner" or the "Company") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held Tuesday, March 17, 1998, at 9:00 a.m., California time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at the principal executive offices of the Company located at 15295 Alton Parkway, Irvine, California 92618.

         These proxy solicitation materials are first being mailed on or about February 12, 1998 to stockholders entitled to vote at the Special Meeting.


         Only stockholders of record at the close of business on February 10, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. At the Record Date, 5,837,167 shares of Common Stock were issued and outstanding.


         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

Voting and Solicitation

         On all matters, each share of Common Stock has one vote. Except as otherwise required by law or the Company's Certificate of Incorporation or Bylaws, the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote at the Special Meeting is required for the approval of matters submitted to the stockholders for a vote. Abstentions are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast." Broker non-votes are counted as shares that are present and entitled to vote for purposes of determining a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for purposes of determining the presence of a quorum but will not be treated as present and entitled to vote with respect to that matter (even though such shares are considered present and entitled to vote for quorum purposes and may be entitled to vote on other matters).

         The costs of this solicitation will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders. The estimated cost of such services is $1,000 plus out-of-pocket expenses. Although there are no formal agreements to do so, the Company may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may be solicited personally or by telephone or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

                            COMMON STOCK OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 1, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors,
(iii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for the fiscal year ended June 30, 1997, and (iv) all current directors and officers of the Company as a group:


NAME OF BENEFICIAL OWNER(1)                       SHARES BENEFICIALLY OWNED           PERCENT OF CLASS
---------------------------                       -------------------------           ----------------
Jill Tate Higgins(2)                                   990,407                               17.4%
10153 1/2  Riverside Drive, #598
Toluca Lake, CA   91602
Lake, CA 91602


KAIM  Non-Traditional,  L.P.(3)                        687,771                               12.1
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA  90067

William Blair & Company(4)                             633,290                               11.2
35 South LaSalle Street
Chicago, IL 60603

Mark A. Vidovich(5)(6)                                 424,050                                7.1
15295 Alton Parkway
Irvine, CA 92618

Felice Willat(7)                                       299,042                                5.3
15295 Alton Parkway
Irvine, CA  92618     299,042

Alan R. Rachlin(5)(8)                                  283,010                                4.8
Boyd I. Willat(9)                                      156,723                                2.8
Dennis K. Marquardt(5)(10)                             149,614                                2.6
James E. Freeman, Jr.(5)(11)                            94,971                                1.6
Ronald M. Bianco(5)                                     61,716                                1.1
Dennis G. Baglama(5)                                    31,570                                *
James P. Higgins(12)                                    12,550                                *
Charles Miller(5)                                        6,250                                *

All current directors and officers as a group (16
persons)(2)(5)(6)(7)(8)(9)(10)(11)(12)               2,555,886                                38.8


_________________________
*Less than one percent.                        (footnotes continue on next page)

(1) Such persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2) Includes (i) 6,250 shares for which warrants held by Ms. Higgins are exercisable or become exercisable within 60 days after January 1, 1998;
      (ii) 926,043 shares held by O.S. II, Inc., a California corporation of which Ms. Higgins and one of her minor children are the sole owners; and
      (iii) 58,114 shares held by Lakeside Enterprises, L.P., a California limited partnership of which Ms. Higgins is the general partner and a limited partner and of which O.S. II, Inc. is a limited partner. Does not include 11,300 shares beneficially owned by James P. Higgins, Ms. Higgins' husband, and 1,250 shares held by James P. Higgins as custodian for his two minor children, as to which shares Ms. Higgins disclaims beneficial ownership (see footnote 12 below).

(3) Based on a Form 13F dated November 13, 1997, wherein KAIM Non-Traditional, L.P. reported that, as of September 30, 1997 and as an institutional investment manager, it had sole investment discretion and voting authority as to such shares.

(4) Based on a Form 13F dated November 14, 1997, wherein William Blair & Company reported that, as of September 30, 1997 and as an institutional investment manager, it had sole investment discretion as to such shares and sole voting authority as to 353,900 of such shares.

(5)   Includes 336,312,  212,666,  75,600,  86,921,  51,000,  31,570,  6,250 and
      918,009 shares for which options or warrants beneficially owned by Messrs. Vidovich, Rachlin, Marquardt, Freeman, Bianco, Baglama and Miller and all current directors and officers as a group, respectively, are exercisable or become exercisable within 60 days after January 1, 1998.

(6) Does not include 5,957 and 2,300 shares held by Mr. Vidovich's children and by a trustee for the benefit of one of Mr. Vidovich's children, respectively, as to which shares Mr. Vidovich disclaims beneficial ownership.

(7) Includes (i) 20,000 shares for which options held by Ms. Willat are exercisable or become exercisable within 60 days after January 1, 1998; and (ii) 34,000 shares held by Mr. and Ms. Willat as trustees of trusts for the benefit of their children and as to which shares Mr. and Ms. Willat share voting and investment power. Does not include 122,723 shares beneficially owned by Boyd I. Willat, Ms. Willat's husband, as to which shares Ms. Willat disclaims beneficial ownership (see footnote 9 below).

(8) Does not include 2,060 shares held by a custodian for the benefit of Mr. Rachlin's minor children.



(9) Includes (i) 6,250 shares for which warrants held by Mr. Willat are exercisable or become exercisable within 60 days after January 1, 1998; and (ii) 34,000 shares held by Mr. and Ms. Willat as trustees of trusts for the benefit of their children and as to which shares Mr. and Ms. Willat share voting and investment power. Does not include 265,042 shares beneficially owned by Felice Willat, Mr. Willat's wife, as to which shares Mr. Willat disclaims beneficial ownership (see footnote 7 above).


(10) Includes 2,300 shares held by Mr. Marquardt as trustee for one of Mr. Vidovich's children.

(11) Includes 2,000 shares held by Mr. Freeman's wife for the benefit of their minor children.

(12) Includes (i) 6,250 shares for which warrants held by Mr. Higgins are exercisable or become exercisable within 60 days after January 1, 1998; and (ii) 1,250 shares held by Mr. Higgins as custodian for his two minor children. Does not include 990,407 shares beneficially owned by Ms. Higgins as to which shares Mr. Higgins disclaims beneficial ownership (see footnote 2 above).

                PROPOSAL 1 - APPROVAL OF AMENDMENT TO CERTIFICATE
              OF INCORPORATION EFFECTING STOCK SPLIT AND INCREASING
                 THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

General

         On January 19, 1998 and subject to the approval of the Company's stockholders, the Board of Directors of the Company approved an amendment to
Article IV of the Company's Certificate of Incorporation (the "Amendment"). If approved by the Company's stockholders at the Special Meeting, the Amendment would (i) effect a two-for-one stock split (the "Stock Split") of the outstanding shares of the Company's Common Stock, par value $0.001 per share, and (ii) increase the number of authorized shares of the Company's Common Stock, par value $0.001 per share, from 14,000,000 to 29,000,000 shares.


         The Company's Certificate of Incorporation currently authorizes the Company to issue 15,000,000 shares of all classes of capital stock, of which 14,000,000 shares, par value $0.001 per share, are designated as Common Stock and 1,000,000 shares, par value $0.001 per share, are designated as Preferred Stock.

         As of the Record Date, of the 14,000,000 shares of Common Stock the Company is presently authorized to issue, 5,837,167 shares were issued and outstanding, 860,894 shares were held as treasury shares and an aggregate of approximately 1,837,000 shares were reserved for issuance under the Company's 1995 Stock Option Plan, Amended and Restated 1986 Stock Option Plan and Employee Stock Purchase Plan and upon the exercise of outstanding warrants. As of the Record Date, no shares of Preferred Stock were outstanding. On February 6, 1998, the closing sales price of the Company's Common Stock on The Nasdaq Stock Market was $45.25 per share.


Principal Purposes and Effects of the Stock Split

         The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock resulting from the Stock Split would place the market price of the Company's Common Stock in a range more attractive to the financial community and the investing public and may result in a broader market for the Company's Common Stock than that which currently exists. The decreased price level resulting from the Stock Split may encourage and facilitate trading in the Company's Common Stock and possibly promote greater liquidity for the Company's stockholders.


         The Stock Split would double the number of issued and outstanding shares of the Company's Common Stock. Following the Stock Split and based on the number of shares outstanding at the Record Date, the number of shares of the Company's outstanding Common Stock would increase to 11,674,334 shares. The Stock Split would not change the equity interests of the stockholders in the Company and would not affect the relative rights of any stockholder or result in a dilution or diminution of any stockholder's proportionate interest in the Company. Since the Stock Split would result in each stockholder's interest being represented by a greater number of shares, it is possible that higher brokerage commissions might be payable after the Stock Split upon a sale or transfer of a stockholder's same relative interest in the Company's Common Stock because that interest would be represented by a greater number of shares.


         As a result of the Amendment, the number of shares issuable under the Company's 1995 Stock Option Plan, Amended and Restated 1986 Stock Option Plan and Employee Stock Purchase Plan, as well as the number of shares issuable upon the exercise of outstanding options under those plans and upon the exercise of outstanding warrants of the Company, would be proportionately adjusted to reflect the Stock Split. The exercise price of all outstanding options and warrants would also be proportionately adjusted to reflect the Stock Split.

         The Amendment would not affect the number of shares of Preferred Stock which the Company is authorized to issue and would not adjust the $0.001 par value of the Company's Common Stock. Upon effectiveness of the Stock Split, however, an amount equal to the par value of the shares of Common Stock issued as a result of the Stock Split would be transferred for financial accounting purposes from the Company's additional paid-in capital account to the Company's paid-in capital account.


Tax Consequences


         The Company has been advised by tax counsel that, under current federal income tax laws, a stockholder's receipt of additional shares of the Company's Common Stock as a result of the Stock Split would not constitute taxable income to the stockholder; that the cost or other tax basis to a stockholder of each share of the Company's Common Stock held immediately prior to the Stock Split would be divided equally between the corresponding two shares of the Company's Common Stock held immediately after the Stock Split; and that the holding period for each of the two shares of the Company's Common Stock held immediately after the Stock Split would include the period for which the corresponding one share of Common Stock was held prior to the Stock Split. The laws of jurisdictions other than the United States may impose income taxes on the receipt by stockholders of additional shares of Common Stock resulting from the Stock Split. Stockholders should consult their own tax advisors as to the federal, state, local and foreign tax effects of the Stock Split in light of their individual circumstances.


Principal Purposes and Effects of the Increase in the Authorized Number of Shares of Common Stock


         The Board of Directors believes that the increase in the authorized number of shares of the Company's Common Stock from 14,000,000 to 29,000,000 shares is necessary to provide the Company with (i) authority to issue a number of shares sufficient to effect the Stock Split and (ii) a reserve for shares to be issued under the Company's stock option and other stock related incentive and benefit plans and in connection with any future stock dividends or stock splits, financings, acquisitions, management incentive or employee benefit plans and for other general corporate purposes. No further action by stockholders would be necessary prior to the issuance of additional shares of the Company's Common Stock except as may be required by law or by the applicable regulations of The Nasdaq Stock Market.


         The Board of Directors has no present plans for issuing any of the additional shares of Common Stock which would be authorized by the Amendment except as would be required in connection with the Stock Split and as would be required in connection with Common Stock presently reserved for issuance under the Company's 1995 Stock Option Plan, Amended and Restated 1986 Stock Option Plan and Employee Stock Purchase Plan and upon the exercise of outstanding warrants.

         The proposed additional shares of Common Stock would be a part of the existing class of the Company's Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

Delivery of Additional Share Certificates

         The Amendment would become effective upon the filing with the Delaware Secretary of State of a Certificate of Amendment to the Company's Certificate of Incorporation. If the Amendment is approved by the stockholders at the Special Meeting, the Company intends to file the Certificate of Amendment as soon as practicable after such approval is obtained and expects that the filing would be made on or about March 18, 1998. Each stockholder of record as of the close of business on the date of such filing (the "Effective Date") would receive an additional stock certificate representing one additional share of the Company's Common Stock for each share of the Company's Common Stock held by such stockholder as of the Effective Date. For example, if a stockholder owned 100 shares of the Company's Common Stock on the Effective Date, the Company would mail to the stockholder a share certificate for 100 additional shares and the stockholder would then be the owner of 200 shares of the Company's Common Stock. The Company's stockholders would retain the stock certificates issued to them prior to the Effective Date, and those certificates would continue to represent the number of shares evidenced thereby. It is anticipated that stock certificates representing the additional shares to be received by each stockholder as a result of the Stock Split would be mailed to stockholders on or about March 30, 1998.

Amendment to the Certificate of Incorporation

         If the Amendment is approved by the stockholders at the Special Meeting, Article IV of the Company's Certificate of Incorporation, as amended, would read in full as follows:

                           "The total  number of shares of all  classes of stock
                  which the corporation is authorized to issue is 30,000,000 shares, consisting of 29,000,000 shares of Common Stock having a par value of $0.001 per share (the `Common Stock') and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share (the `Preferred Stock'). Upon amendment of this Article IV, each outstanding share of Common Stock is split up and converted into two shares of Common Stock.

                           The Board of Directors is authorized by resolution or
                  resolutions from time to time adopted, subject to any limitation prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers), preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock."

         AT THE SPECIAL MEETING, THE STOCKHOLDERS WILL BE REQUESTED TO CONSIDER AND APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION EFFECTING THE STOCK SPLIT AND INCREASING THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT. APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING.

                       DEADLINE FOR RECEIPT OF STOCKHOLDER
                        PROPOSALS FOR 1998 ANNUAL MEETING

         As previously disclosed to stockholders, proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's annual meeting of stockholders to be held in 1998 must be received by the Company no later than June 17, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that annual meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company via certified mail, return receipt requested, in order to ensure timely delivery.


                                  OTHER MATTERS


         The Company currently knows of no matters to be submitted at the Special Meeting other than the matter described herein. If any other matters properly come before the Special Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Catherine F. Ratcliffe
                                            Secretary
Irvine, California
February 12, 1998

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                                DAY RUNNER, INC.

                         Special Meeting of Stockholders


         The undersigned stockholder of Day Runner, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated February 12, 1998, and hereby appoints Mark A. Vidovich and Dennis K. Marquardt, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held Tuesday, March 17, 1998, at 9:00 a.m., California time, at the principal executive offices of the Company located at 15295 Alton Parkway, Irvine, California 92618, and at any adjournment(s) thereof, and to vote all shares of Common Stock to which the undersigned would be entitled, if then and there personally present, on the matters set forth below:

         1.       APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE
                  OF INCORPORATION EFFECTING STOCK SPLIT AND INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

           ____FOR                    ____AGAINST             ____ABSTAIN

         To approve an amendment to the Company's Certificate of Incorporation which would (i) effect a two-for-one stock split of the outstanding shares of the Company's Common Stock and (ii) increase the number of authorized shares of the Company's Common Stock, par value $0.001 per share, from 14,000,000 to 29,000,000 shares, as described in the Proxy Statement.

         2.       OTHER BUSINESS

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

         Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated:___________________, 1998           ____________________________________
                                          (Signature)

                                          ____________________________________
                                          (Signature)

              (This   Proxy   should  be   marked,   dated  and  signed  by  the
              stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                         DO NOT FOLD, STAPLE OR MUTILATE